Exhibit 99.1
@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

March 13, 2007
     This edition of @NFX includes:
•	Updated tables detailing complete hedging positions; and

•	A revision to LOE guidance in the first quarter of 2007. LOE guidance in the February 7, 2007 edition of @NFX inadvertently omitted approximately $32 million ($0.50 per Mcfe) of major expense (hurricane repairs to facilities, well workovers, etc.). LOE for the first quarter is expected to be $88 — $97 million ($1.39 — $1.53 per Mcfe).

Please see the tables below for our complete hedging positions.
NATURAL GAS HEDGE POSITIONS
The following hedge positions for the first quarter of 2007 and beyond are as of March 8, 2007:
First Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
10,320 MMMBtus	$9.71	—	—	—	—
29,640 MMMBtus	—	—	$9.24 -- $13.15	$9.00 -- $10.00	$11.00 -- $15.75
Second Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
25,800 MMMBtus	$8.81	—	—	—	—
19,100 MMMBtus	—	—	$6.90 -- $8.81	$6.50 -- $8.00	$8.23 -- $10.15
Third Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
25,500 MMMBtus	$8.87	—	—	—	—
15,350 MMMBtus	—	—	$6.86 -- $8.80	$6.50 -- $8.00	$8.23 -- $10.15
Fourth Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
11,420 MMMBtus	$8.98	—	—	—	—
19,695 MMMBtus	—	—	$7.73 -- $10.51	$6.50 -- $8.00	$8.23 -- $12.40

First Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
4,550 MMMBtus	$9.23	—	—	—	—
22,595 MMMBtus	—	—	$8.00 -- $11.04	$8.00	$10.00 -- $12.40
Second Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
4,095 MMMBtus	$7.85	—	—	—	—
1,365 MMMBtus	—	—	$7.00 -- $9.70	$7.00	$9.70
Third Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
4,140 MMMBtus	$7.85	—	—	—	—
1,380 MMMBtus	—	—	$7.00 -- $9.70	$7.00	$9.70
Fourth Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
1,395 MMMBtus	$7.85	—	—	—	—
465 MMMBtus	—	—	$7.00 -- $9.70	$7.00	$9.70
The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$5.00	$6.00	$7.00	$8.00	$9.00
2007
1st Quarter	$172	$132	$92	$52	$12
2nd Quarter	$135	$90	$49	$21	$(10)
3rd Quarter	$127	$86	$50	$22	$(9)
4th Quarter	$99	$68	$39	$11	$(2)

Total 2007	$533	$376	$230	$106	$(9)

2008
1st Quarter	$87	$60	$33	$5	$1
2nd Quarter	$14	$9	$3	$(1)	$(5)
3rd Quarter	$15	$9	$4	$—	$(5)
4th Quarter	$5	$3	$1	$—	$(1)

Total 2008	$121	$81	$41	$4	$(10)
Approximately 25% of our natural gas production correlates to ANR/LA, 30% to Houston Ship Channel, 27% to Panhandle Eastern Pipeline and 10% to Columbia Gulf Transmission.
CRUDE OIL HEDGE POSITIONS
The following hedge positions for the first quarter of 2007 and beyond are as of March 8, 2007:
First Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
240,000 Bbls	$45.22	—	—	—	—
150,000 Bbls	—	—	$55.50 -- $80.41	$50.00 -- $60.00	$77.10 -- $83.25
870,000 Bbls**	—	—	$37.14 -- $55.35	$32.00 -- $60.00	$44.70 -- $82.00

Second Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
241,000 Bbls	$45.29	—	—	—	—
151,000 Bbls	—	—	$55.48 -- $80.40	$50.00 -- $60.00	$77.10 -- $83.25
879,000 Bbls**	—	—	$37.12 -- $55.33	$32.00 -- $60.00	$44.70 -- $82.00
Third Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 -- $80.40	$50.00 -- $60.00	$77.10 -- $83.25
888,000 Bbls**	—	—	$37.10 -- $55.31	$32.00 -- $60.00	$44.70 -- $82.00
Fourth Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 -- $80.40	$50.00 -- $60.00	$77.10 -- $83.25
888,000 Bbls**	—	—	$37.10 -- $55.31	$32.00 -- $60.00	$44.70 -- $82.00
First Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 -- $50.29	$32.00 -- $35.00	$49.50 -- $52.90
Second Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 -- $50.29	$32.00 -- $35.00	$49.50 -- $52.90
Third Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 -- $50.29	$32.00 -- $35.00	$49.50 -- $52.90
Fourth Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 -- $50.29	$32.00 -- $35.00	$49.50 -- $52.90
First Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls**	—	—	$33.33 -- $50.62	$32.00 -- $36.00	$50.00 -- $54.55
Second Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.33 -- $50.62	$32.00 -- $36.00	$50.00 -- $54.55
Third Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 -- $50.62	$32.00 -- $36.00	$50.00 -- $54.55

Fourth Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 -- $50.62	$32.00 -- $36.00	$50.00 -- $54.55
First Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900,000 Bbls**	—	—	$34.90 -- $51.52	$32.00 -- $38.00	$50.00 -- $53.50
Second Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
909,000 Bbls**	—	—	$34.90 -- $51.52	$32.00 -- $38.00	$50.00 -- $53.50
Third Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 -- $51.52	$32.00 -- $38.00	$50.00 -- $53.50
Fourth Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 -- $51.52	$32.00 -- $38.00	$50.00 -- $53.50
**These 3—way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $29.23 per barrel. Below $29.23 per barrel, these contracts effectively result in realized prices that are on average $6.64 per barrel higher than the cash price that otherwise would have been realized.
The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).

	Oil Prices
	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
2007
1st Quarter	$—	$(2)	$(4)	$(7)	$(9)	$(11)
2nd Quarter	$—	$(2)	$(4)	$(7)	$(9)	$(11)
3rd Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
4th Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)

Total 2007	$6	$(2)	$(10)	$(20)	$(28)	$(36)

2008	$(2)	$(7)	$(13)	$(20)	$(26)	$(33)

2009	$(1)	$(6)	$(12)	$(19)	$(25)	$(32)

2010	$—	$(4)	$(9)	$(17)	$(24)	$(31)

FIRST QUARTER 2007 ESTIMATES
Natural Gas Production and Pricing Our natural gas production in the first quarter of 2007 is expected to be 48 — 53 Bcf (533 — 588 MMcf/d). Based on current prices, we estimate that our realized price for natural gas production from the Gulf of Mexico and onshore Gulf Coast, after basis differentials, transportation and handling charges, will average $0.40 — $0.60 less per MMBtu than the Henry Hub Index. Realized gas prices for our Mid-Continent properties, after basis differentials, transportation and handing charges, typically average $0.70 — $0.80 less per MMBtu than the Henry Hub Index. Hedging gains or losses will affect price realizations.
Crude Oil Production and Pricing Our oil production, including international liftings, in the first quarter of 2007 is expected to be 1.9 — 2.2 million barrels (21,000 — 24,000 BOPD). We expect to produce approximately 2,200 BOPD from its Malaysian operations. The timing of liftings in Malaysia may affect total reported production. The price we receive for Gulf Coast production typically averages about $2 per barrel below the NYMEX West Texas Intermediate (WTI) price. The price we receive for our production in the Rocky Mountains averages about $13 — 15 per barrel below WTI. Oil production from the Mid-Continent typically sells at a $1.00 — $1.50 per barrel discount to WTI. Oil production from Malaysia typically sells at Tapis, or about even with WTI. Hedging gains or losses will affect price realizations.
Lease Operating Expense and Production Taxes LOE is expected to be $88 — $97 million ($1.39 — $1.53 per Mcfe) in the first quarter of 2007. This includes approximately $32 million ($0.50 per Mcfe) of major expense (hurricane repairs to facilities, well workovers, etc.). Production taxes in the first quarter of 2007 are expected to be $19 — $21 million ($0.29 — $0.33 per Mcfe). These expenses vary and are subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.
General and Administrative Expense G&A expense for the first quarter of 2007 is expected to be $34 — $38 million ($0.53 — $0.59 per Mcfe), net of capitalized direct internal costs. Capitalized direct internal costs are expected to be $13.6 — $15 million. G&A expense includes incentive compensation expense. Incentive compensation expense depends largely on adjusted net income (as defined in our incentive compensation plan), which excludes unrealized gains and losses on commodity derivatives.
Interest Expense The non-capitalized portion of our interest expense for the first quarter of 2007 is expected to be $14.5 — $16.5 million ($0.23 — $0.26 per Mcfe). As of February 1, 2007, we had no outstanding borrowings under our credit arrangements. The remainder of debt consists of four separate issuances of notes that in the aggregate total $1,175 million in principal amount. Capitalized interest for the first quarter of 2007 is expected to be about $10 — $11 million.
Income Taxes Including both current and deferred taxes, we expect our consolidated income tax rate in the first quarter of 2007 to be about 35 — 38%. About 76-84% of the tax provision is expected to be deferred.
The statements set forth in this publication regarding estimated or anticipated first quarter 2007 results and production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, tax rates, the level of workover activity, the availability of drilling rigs and other support services, the availability of capital resources, labor conditions and other factors set forth in Newfield’s Annual Report on Form 10-K for the year ended December 31, 2006. Estimated expenses on a per unit basis will be impacted by variances between actual and projected production. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to numerous operating risks.
The Company provides information regarding its outstanding hedging positions in its annual and quarterly reports filed with the SEC and in its electronic publication — @NFX. This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield’s domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Uinta Basin of the Rocky Mountains and the Gulf of Mexico. The Company has international exploration and development projects underway in Malaysia, the U.K. North Sea and China.